EXHIBIT 99.4

CHARTER OF THE AUDIT COMMITTEE

A.

Purpose:             The primary function of the Audit Committee is to assist the Board of Directors in its oversight over (a) the financial controls and statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the audit functions of the Company’s independent auditors and internal audit departments, and (d) preparation of a report by the Committee which must be included by law in the Company’s annual proxy statement.

B.

Committee Membership and Procedure:    The Audit Committee shall consist of at least three members of the Board. Each of the Committee members must be (a) independent, and (b) financially literate (as such terms are defined by applicable law or exchange rule) at the time of appointment to the Committee, or become financially literate in a reasonable amount of time after appointment to the Committee. One member of the Committee should be an “audit committee financial expert” as defined by applicable law. A member of the Audit Committee may not receive compensation from the Company in the form of consulting, advisory or other compensatory fees. No member of the Committee may serve more than three audit committees of other public companies, without the prior consent of the Board. The Board of Directors shall appoint the members of the Audit Committee, considering the recommendation of the Nominating/Governance Committee and the views of the Chairman of the Board and CEO. The Board may at any time change the membership of the Audit Committee and fill any vacancies.

C.	Meetings: The Audit Committee shall meet a minimum of four times during each calendar year, and as necessary at the discretion of the Committee.

D.

Committee Authority and Responsibilities:               The Audit Committee represents the Board of Directors and discharges its responsibility of oversight of the financial reporting process by carrying out the functions listed below. The existence of the Committee does not alter the responsibilities of the Company’s management and the independent auditors with respect to the accounting and internal control functions of the Company, and the preparation and presentation of its financial statements. The principal responsibilities and duties of the Committee are

(1)

Review and discuss with management and the public accountants the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(2)

Review and discuss with management and the public accountants the Company’s quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the registered public accountants’ reviews of the quarterly financial statements.

(3)

Periodically review and discuss with management, the public accountants, and the internal audit manager, together and separately, the Company’s financial controls, financial statements, and any other accounting or auditing issue, as applicable, including without limitation (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants’ activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

(4)

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(5)

Obtain and review a report from the public accountants at least annually regarding (a) the registered public accountants’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company’s internal auditors.

(6)

Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the public accountant firm itself.

(7)

Recommend to the Board policies for the Company’s hiring of employees or former employees of the public accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company’s audit as an employee of the public accountants during the preceding one-year period).

(8)	Discuss with the public accountants any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

(9)	Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

(10)

Ensure that the Company maintains an internal audit function and discuss with the public accountants the internal audit department and its audit plan, responsibilities, budget and staffing. Review adequacy of internal control process, and results of implementation of the policies and procedures.

(11)

Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(12)

Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

(13)

Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

(14)

Audit Committee shall be empowered to engage such independent advisors, including without limitation, legal, accounting or financial consultants, as the Committee may determine to carry out its duties. The Committee shall promptly advise the Board of Directors of any such engagement, and the Company will provide the Audit Committee with sufficient funds to enter into such relationships.

Responsibilities and Duties  The Audit Committee represents the Board of Directors and discharges its responsibility of oversight of the financial reporting process by carrying out the functions listed below. The existence of the Committee does not alter the responsibilities of the Company’s management and the independent auditors with respect to the accounting and internal control functions of the Company, and the preparation and presentation of its financial statements..

E.	Evaluation: The Committee shall, on an annual basis, conduct a performance evaluation of its activities in the prior time period and shall review the adequacy of this charter.
F.

Limitation of Audit Committee’s Roles:      Notwithstanding the foregoing, it is not the Audit Committee’s duty to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate or prepared in accordance with generally accepted accounting principles. These are the responsibilities of management and the Company’s independent auditors.

Dated: December 9, 2002

Revision: December 9, 2003